Exhibit 5.1

Seth Gottlieb

+1 650 843 5864

sgottlieb@cooley.com

March 7, 2017

Snap Inc.

63 Market Street

Venice, California 90291

Ladies and Gentlemen:

We have acted as counsel to Snap Inc., a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to:

(a)	37,447,817 shares of Class C common stock, par value $0.00001 per share (the “Class C CEO Award Shares”), issuable under the Company’s Restricted Stock Unit Award with Evan Spiegel (the “CEO Award”);

(b)	74,676,682 shares of Class B common stock, par value $0.00001 per share, consisting of (i) 37,228,865 shares of Class B common stock (the “Class B 2012 EIP Shares”) issuable pursuant to the Company’s Amended and Restated 2012 Equity Incentive Plan (the “2012 Plan”) and (ii) 37,447,817 shares of Class B common stock (the “Class B CEO Award Shares”) issuable upon conversion of the Class C CEO Award Shares; and

(c)	611,985,282 shares of Class A common stock, par value $0.00001 per share, consisting of (i) 146,502,196 shares of Class A common stock (the “Class A 2014 EIP Shares”) issuable pursuant to the Company’s Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”), (ii) 337,092,849 shares of Class A common stock (the “Class A 2017 EIP Shares”) issuable pursuant to the Company’s 2017 Equity Incentive Plan (the “2017 Plan”), (iii) 16,484,690 shares of Class A common stock (the “Class A 2017 ESPP Shares”) issuable pursuant to the Company’s 2017 Employee Stock Purchase Plan (together with the 2012 Plan, 2014 Plan, and 2017 Plan, the “Plans”), (iv) 37,228,865 shares of Class A common stock issuable upon conversion of the Class B 2012 EIP Shares and 37,228,865 shares of Class A common stock issuable pursuant to the 2012 Plan (collectively, the “Class A 2012 EIP Shares”), and (v) 37,447,817 shares of Class A common stock (together with the Class C CEO Award Shares and the Class B CEO Award Shares, the “CEO Award Shares,” and together with the Class B 2012 EIP Shares, the Class A 2014 EIP Shares, the Class A 2017 EIP Shares, the Class A 2017 ESPP Shares, and the Class A 2012 EIP Shares, the “Shares”) issuable upon conversion of the Class B CEO Award Shares.

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectuses, the Company’s Amended and Restated Certificate of Incorporation and Bylaws, as currently in effect, the Plans, and the originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda, and other instruments

3175 HANOVER STREET, PALO ALTO, CA 94304-1130 T: (650) 843-5000 F: (650) 849-7400 WWW.COOLEY.COM

Snap Inc.

Page Two

as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plans (and in the case of the CEO Award Shares, in accordance with the resolutions adopted by the Board of Directors of the Company with respect to the CEO Award), the Registration Statement, and related prospectuses, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

3175 HANOVER STREET, PALO ALTO, CA 94304-1130 T: (650) 843-5000 F: (650) 849-7400 WWW.COOLEY.COM

Snap Inc.

Page Three

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

By:	/s/ Seth Gottlieb
Seth Gottlieb

3175 HANOVER STREET, PALO ALTO, CA 94304-1130 T: (650) 843-5000 F: (650) 849-7400 WWW.COOLEY.COM